Exhibit 24
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that the undersigned officer and/or director of Bob Evans Farms, Inc., a Delaware corporation (the “Company”), which is about to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Exchange Act of 1934, as amended, the Annual Report of the Company on Form 10-K for the fiscal year ended April 29, 2011, hereby constitutes and appoints Steven A. Davis, Paul F. DeSantis and Mary L. Garceau as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign both the Annual Report on Form 10-K and any and all amendments and documents related thereto, and to file the same, and any and all exhibits, financial statements and schedules related thereto, and other documents in connection therewith, with the Securities and Exchange Commission and The NASDAQ Stock Market, granting unto each of said attorneys-in-fact and agents, and substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all things that each of said attorneys-in-fact and agents, or either of them or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand the day and year written to the right of his or her signature

Signature	Title	Date

/s/ Steven A. Davis Steven A. Davis	Chairman of the Board and Chief Executive Officer (principal executive officer)	June 28, 2011

/s/ Larry C. Corbin Larry C. Corbin	Director	June 28, 2011

/s/ Michael J. Gasser Michael J. Gasser	Director	June 28, 2011

/s/ Dr. E. Gordon Gee Dr. E. Gordon Gee	Director	June 28, 2011

/s/ E.W. (Bill) Ingram III E.W. (Bill) Ingram III	Director	June 28, 2011

Signature	Title	Date

/s/ Cheryl L. Krueger Cheryl L. Krueger	Director	June 28, 2011

/s/ G. Robert Lucas II G. Robert Lucas II	Director	June 28, 2011

/s/ Eileen A. Mallesch Eileen A. Mallesch	Director	June 28, 2011

/s/ Bryan G. Stockton Bryan G. Stockton	Director	June 28, 2011

/s/ Paul S. Williams Paul S. Williams	Director	June 28, 2011
Signature Page for Form 10-K Power of Attorney